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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 77                                   Trade Date: 07/21/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 07/24/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is July 22, 2003



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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date                    Price to Public
  -----------           ----------------         -------------           -------------                    ---------------
   91131UGB4              $4,925,000.00              4.25%                 07/15/15                             100%


Interest Payment
   Frequency                                                           Dates and terms of redemption
  (begin date)          Survivor's Option     Subject to Redemption    (including the redemption price)
----------------        -----------------          ----------          --------------------------------
    08/15/03                   Yes                       Yes                     100% 07/15/04
    monthly                                                                semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------          ------------------        -----------
 $4,856,050.00             $68,950.00                $2.75             ABN AMRO Financial
                                                                         Services, Inc.


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